Exhibit 10.27
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                  1997 Incentive Stock Option Plan Certificate

                             ESCALADE, INCORPORATED
                             Incentive Stock Option

Escalade, Incorporated, an Indiana Corporation with its principal place of business in Evansville, Indiana, hereby grants to the option grantee named below an option to purchase, in accordance with, and subject to the terms and restrictions of the Escalade, Incorporated 1997 Incentive Stock Option Plan and of this option, the number of shares of the Common Stock of Escalade, Incorporated at the price set forth herein as follows:

Option grantee   ______________

Number of Shares on which Option
    is Granted ____________                Option Price per Share $___________

Date of Grant  ____________                Expiration of Option   ____________

Once vested, exercise rights remain in effect until the sooner of the expiration date or 90 days following termination of employment.

This option shall be personal to the option grantee, and shall be non-assignable and non-transferable otherwise than by will and by the law of descent and distribution. In case of termination of employment, see Article (9) of the plan.

If the issue or transfer of the stock covered by this option may in the opinion of Escalade, Incorporated conflict or be inconsistent with any applicable Federal or State Securities law or regulation, the Company reserves the right to refuse to transfer said stock until such conflict or inconsistence is resolved.

                                        ESCALADE, INCORPORATED
                                        By The Stock Option Committee

I hereby accept the above option to purchase shares of the Common Stock of Escalade, Incorporated in accordance with and subject to the terms and restrictions of the Escalade, Incorporated 1997 Incentive Stock Option Plan, with which I am familiar, and agree to be bound thereby and by the actions of the Stock Option Committee and of the Board of Directors. I also agree that this option and the Escalade, Incorporated 1997 Incentive Stock Option Plan constitute an agreement with Escalade, Incorporated and its subsidiaries in accordance with the terms and provisions thereof. I agree to surrender this option to the Treasurer of Escalade, Incorporated for cancellation or for appropriate notation hereon upon exercise of this option in whole or in part, or upon the happening of any other event which makes this option not exercisable according to its terms.


Acceptance Date:                              Signature:

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